EXHIBIT 99.3

                                  INSTRUCTIONS

                           TO REGISTERED HOLDER AND/OR
         BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
                                       OF
                       SRI RECEIVABLES PURCHASE CO., INC.
                      12.5% TRUST CERTIFICATE-BACKED NOTES

    To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

    The undersigned hereby acknowledges receipt of the Prospectus, dated ________, 1996 (the "Prospectus") of SRI Receivables Purchase Co., Inc., a Delaware corporation ("SRPC"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute SRPC's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

    This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Exchange Offer with respect to the 12.5% Trust Certificate-Backed Notes (the "Old Notes") held by you for the account of the undersigned.

    The aggregate face amount of the Old Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

    $                          of the 12.5% Trust Certificate-Backed Notes

    With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

   [ ] TO TENDER the following Old Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OLD NOTES TO BE TENDERED,
        IF ANY): $

   [ ] NOT TO TENDER any Old Notes held by you for the account of the undersigned.

    If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned's principal residence is in the state of (FILL IN STATE) , (ii) the undersigned is acquiring the New Notes in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not participate, and has no arrangement or understanding with any person to participate in the distribution of the New Notes, (iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are referenced in the section of the Prospectus entitled "The Exchange Offer--Purpose and Effect of the Exchange Offer," and (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Act, of SRPC; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Old Notes.

           Check this box if the Beneficial Owner of the Old Notes is a Participating Broker-Dealer and such Participating Broker-Dealer
   [ ] acquired the Old Notes for its own account as a result of market-making activities or other trading activities. IF THIS BOX IS CHECKED, A COPY OF THESE INSTRUCTIONS MUST BE RECEIVED WITHIN FIVE BUSINESS DAYS AFTER THE EXPIRATION DATE BY SRI RECEIVABLES PURCHASE CO., INC., ATTENTION JAMES A. MARCUM, FACSIMILE (713) 660-3342.

                                    SIGN HERE

Name of beneficial owner(s): ---------------------------------------------------


Signature(s): ------------------------------------------------------------------


Name (PLEASE PRINT): -----------------------------------------------------------


Address:  ----------------------------------------------------------------------


          ----------------------------------------------------------------------


          ----------------------------------------------------------------------


Telephone number: --------------------------------------------------------------


Taxpayer Identification or Social Security Number: -----------------------------


Date: --------------------------------------------------------------------------

                                       -2-